ELIZABETH ARDEN, INC.
                               [Red Door Logo]


FOR IMMEDIATE RELEASE

             ELIZABETH ARDEN, INC. REPORTS FIRST QUARTER RESULTS

                       ~ Confirms Fiscal 2004 Guidance ~
        ~Net Sales and EPS In-Line with Recently Provided Estimates~
-----------------------------------------------------------------------------

      New York, New York (May 28, 2003) -- Elizabeth Arden, Inc. (NASDAQ:
RDEN), a leading global prestige fragrance and beauty products company, today reported results for the first quarter of fiscal 2004 that are in-line with previously provided estimates outlined in the Company's press release issued on May 19, 2003.

      Net sales for the first quarter ended April 26, 2003 were $134.8 million as compared to net sales of $140.3 million for the first quarter of the prior year. As previously stated, the weak retail environment in the U.S. and the impact of the SARS (Severe Acute Respiratory Syndrome) epidemic, particularly in Asia, Canada and the travel retail markets, more than offset increases with the Company's mass customers and favorable foreign currency translation.

      Selling, general and administrative expenses were $55.6 million compared with $53.6 million in the prior year period, largely due to the Company's increase in advertising expenditures to support its brands. Interest expense declined to $10.1 million in the first fiscal quarter from $10.4 million in the prior year period reflecting a reduction in the Company's long-term debt and the benefit of lower interest rates under its bank credit facility.

      Net loss before accretion and dividends on preferred stock was $15.7 million compared to a net loss of $9.9 million for the first quarter last year. Net loss attributable to common shareholders was $16.7 million, or $0.93 per share, compared to a net loss of $10.8 million, or $0.61 per share, in the prior year. After giving effect to an effective tax rate of 36% used during the first quarter of the prior year, as compared to the 28.7% effective tax rate used during the first quarter of this year, the net loss per share for the first quarter of this year would have been $0.84.

      The Company's total debt outstanding as of the end of the first fiscal quarter this year declined by $18.5 million as compared to the end of the first quarter of last year due to the Company's continued efforts to reduce its debt balances. As of April 26, 2003, short-term borrowings under the Company's senior credit facility were $59.5 million compared to $64.6 million as of April 27, 2002.

      E. Scott Beattie, Chairman and Chief Executive Officer of Elizabeth Arden, Inc., commented, "While we had expected the first quarter to be affected by the soft retail environment in the U.S., we did not anticipate the disruption the SARS epidemic had on our travel retail business and in certain local markets, namely in Asia and Canada, where business was severely impacted, particularly in April. The impact of SARS in these local markets and on our travel retail business represented approximately two-thirds of the shortfall for the quarter. In the context of our overall business, however, the sales and earnings shortfall is a modest amount relative to the full year. The continued strength of our mass customers and the number of initiatives we have slated for the remainder of the year, including the distribution of new brands and a strong innovation calendar of new products, combined with generally favorable foreign exchange benefits should positively impact our results the rest of the year."

OUTLOOK

      The Company's initial guidance for fiscal 2004 assumed some degree of economic weakness due to the challenging retail environment. It did not anticipate the adverse retail environment for the Company's international business, particularly the travel retail business and in certain local markets, associated with the SARS epidemic. If these events continue or are slow to recover, the Company anticipates its results will continue to be affected throughout the year. The Company still expects to achieve its financial objectives for the year, led by the strength of its mass business and new product and other initiatives. The Company confirms its previously provided expectations for a 5% to 7% increase in annual net sales and a 20% to 25% increase in diluted earnings per share over the prior fiscal year.

      With respect to the second quarter, the Company estimates net sales of $130 million to $140 million and is comfortable with the analysts' consensus estimate of a loss of $0.65 per share. After giving effect to the Company's current effective tax rate of 28%, the loss per share in the second quarter of the prior year would have been $0.69.

CONFERENCE CALL INFORMATION

      The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss first quarter results as well as its outlook for the remainder of fiscal year 2004. All interested parties can listen to a live web cast of the Company's conference call by logging on to the Company's web site at www.elizabetharden.com. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible on the Company's web site at www.elizabetharden.com until June 11, 2003.

      Elizabeth Arden is a leading global prestige fragrance and beauty products company. The Company's portfolio of leading brands includes the fragrance brands Red Door, Elizabeth Arden green tea, 5th Avenue, ardenbeauty, Elizabeth Taylor's White Diamonds, Passion and Forever Elizabeth, White Shoulders, Geoffrey Beene's Grey Flannel, Halston, Halston Z-14, Unbound, PS Fine Cologne for Men, Design and Wings; the Elizabeth Arden skin care line, including Ceramides and Eight Hour Cream; and the Elizabeth Arden cosmetics line.

Company Contact:   Marcey Becker, Senior Vice President, Finance
                   (203) 462-5809

Investor Contact:  Cara O'Brien/Athan Dounis
                   FD Morgen-Walke
                   (212) 850-5600

Press Contact:     Laura Novak
                   FD Morgen-Walke
                   (212) 850-5600

      In connection with the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans" and "projection") are not historical facts and may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations: our substantial indebtedness and debt service obligations; our ability to successfully and cost-effectively integrate acquired businesses or new brands; our absence of contracts with customers or suppliers and our ability to maintain and develop relationships with customers and suppliers; international and domestic economic and business changes that could impact consumer confidence; our customers' financial condition; our ability to access capital for acquisitions; the assumptions underlying our critical accounting estimates; the retention and availability of key personnel; changes in the retail, fragrance and cosmetic industries; our ability to launch new products and implement our growth strategy; the impact of competitive products and pricing; changes in product mix to less profitable products; risks of international operations, including foreign currency fluctuations; economic and political consequences of terrorist attacks and political instability in certain regions of the world; diseases affecting customer purchasing patterns including the Severe Acute Respiratory Syndrome (SARS) epidemic; delays in shipments, inventory shortages and higher costs of production due to interruption of operations at key manufacturing or fulfillment facilities that, after consolidations of manufacturing and fulfillment locations, manufacture or provide logistic services for the majority of our supply of certain products; changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations or accounting standards; legal and regulatory proceedings that affect, or will affect, our business; and other risks and uncertainties. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.


(Financial Tables To Follow)

                    ELIZABETH ARDEN, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF OPERATIONS DATA
                                 (Unaudited)
             (In thousands, except percentages and per share data)

                                                 Three Months Ended
                                        April 26, 2003       April 27, 2002
                                        --------------       --------------
   Net Sales                               $134,754             $140,284
   Cost of Sales                             86,022               86,379
                                           --------             --------
   Gross Profit                              48,732               53,905
   Gross Profit Percentage (a)                 36.2%                38.4%
   Selling, General and Administrative
    Expenses                                 55,609               53,630
   Depreciation and Amortization              5,129                5,368
                                           --------             --------
   Total Operating Expenses                  60,738               58,998

   Interest Expense                         (10,134)             (10,404)
   Other Income (Expense)                       152                  (19)

   Loss Before Income Taxes                 (21,988)             (15,516)
   Benefit from Income Taxes                 (6,313)              (5,587)
                                           --------             --------
   Net Loss                                 (15,675)              (9,929)
   Accretion of Preferred Stock                 976                  914
                                           --------             --------
   Net Loss Attributable to
    Common Shareholders                    $(16,651)            $(10,843)
                                           ========             ========

   Basic Loss per Share                    $  (0.93)            $  (0.61)
   Diluted Loss per Share                  $  (0.93)            $  (0.61)

   Basic Shares                              17,889               17,712
   Diluted Shares                            17,889               17,712

   EBITDA (b)                              $ (6,725)            $    256
   EBITDA Percentage (a)                       (5.0)%                0.2%

   ---------------------
   (a)  Based on the percentages of net sales for the periods.


                              more --
   (b) EBITDA is defined as net income plus the provision for income taxes or net loss less the benefit from income taxes, plus interest expense, plus depreciation and amortization. EBITDA should not be considered as an alternative to operating income (loss) or net income (loss) (as determined in accordance with generally accepted accounting principles) as a measure of our operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of our ability to meet cash needs. We believe that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure (particularly when acquisitions are involved), depreciation and amortization, which can vary significantly depending upon accounting methods (particularly when acquisitions are involved) or non-operating factors (such as historical cost). Accordingly, as a result of our capital structure and the accounting method used for our acquisitions, we believe EBITDA is a relevant measure. This information has been disclosed here to permit a more complete comparative analysis of our operating performance relative to other companies and of our debt servicing ability. EBITDA may not, however, be comparable in all instances to other similar types of measures.

        The following is a reconciliation of net loss, as determined in accordance with generally accepted accounting principles, to EBITDA:
        (For a reconciliation of net loss to EBITDA for prior periods, see the Company's Annual Report on form 10-K for the fiscal year ended
        January 31, 2003 which can be found on the Company's website at
        www.elizabetharden.com).
                                           Quarter Ending    Quarter Ending
                                           April 26, 2003    April 27, 2002
                                           --------------    --------------
         Net loss                             $(15,675)         $(9,929)
         Plus (less):
           Benefit from income taxes            (6,313)          (5,587)
           Interest expense                     10,134           10,404
           Depreciation and amortization         5,129            5,368
                                              --------          -------
         EBITDA                               $ (6,725)         $   256
                                              ========          =======

                            -- more -

                    ELIZABETH ARDEN, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                    (Unaudited except for January 31, 2003)
                                (In thousands)

                           ---------------------- As of ----------------------
                           April 26, 2003   January 31, 2003   April 27, 2002
                           --------------   ----------------   --------------
Cash                          $ 20,933          $ 22,663          $ 29,050
Accounts Receivable, Net       127,476           118,844           118,169
Inventories                    215,453           200,876           194,112
Property and Equipment, Net     34,963            36,216            37,429
Brand Licenses and
 Trademarks, Net               203,200           205,534           209,699
Total Assets                   648,494           627,620           650,452
Short-Term Debt                 59,500             2,068            64,575
Current Liabilities            192,067           150,833           201,407
Long-Term Liabilities          323,657           329,309           334,226
Total Debt                     374,397           322,397           392,890
Preferred Stock                 16,609            15,634            12,894
Shareholders' Equity           116,161           131,844           101,925
Working Capital                199,981           216,461           182,432


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